UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 14, 2016

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Multi Packaging Solutions International Limited

(Exact name of registrant as specified in its charter)

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Bermuda	001-37598	98-1249740
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Clarendon House, 2 Church Street, Hamilton HM11, Bermuda

(Address of Principal Executive Offices)

(441) 295-5950

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry Into a Material Definitive Agreement

On October 14, 2016, certain wholly owned subsidiaries of Multi Packaging Solutions International Limited (“MPS”) entered into that certain Fifth Amendment to Credit Agreement and Third Incremental Joinder by and among Multi Packaging Solutions Limited, MPS/CSK Holdings, Inc., Multi Packaging Solutions, Inc., certain other wholly owned subsidiaries of MPS, the lenders party thereto and Barclays Bank PLC in its capacities as administrative agent and collateral agent (the “Fifth Amendment”).

The Fifth Amendment includes a new $220 million U.S. Dollar tranche D term loan maturing in October 2023 (the “Incremental Term Loan”). The interest rate margin applicable to the Incremental Term Loan is 3.25% above the London Interbank Offered Rate (“LIBOR”), subject to a 1.00% LIBOR floor. The proceeds of the Incremental Term Loan were used, in part, to redeem the outstanding $200 million in aggregate principal amount of 8.500% Senior Notes due 2021 (the “Notes”) on October 17, 2016 at a redemption price equal to 106.375% of the outstanding principal amount of the Notes plus accrued and unpaid interest. Funds in an amount sufficient to fully pay the redemption price were deposited with the trustee for the Notes on October 14, 2016 so that the Notes and related indenture were fully satisfied and discharged as of October 14, 2016. The Fifth Amendment also lowered the interest rate margin on the existing Euro tranche B term loan to 3.25% above the Euro Interbank Offered Rate (“EURIBOR”) and the interest rate margin on the existing British Pound Sterling tranche B term loan to 4.00% above LIBOR, in each case subject to a 1.00% EURIBOR/LIBOR floor. The maturity of each of the existing Euro tranche B term loan and British Pound Sterling tranche B term loan remains September 2020. Finally, the Fifth Amendment increased the size of Multi Packaging Solutions, Inc.’s U.S. Dollar revolving credit facility to $70 million.

This summary of the Fifth Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Fifth Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01Regulation FD Disclosure

On October 17, 2016, MPS issued a press release announcing entrance into the Fifth Amendment and redemption of the Notes. The press release is furnished as Exhibit 99.1 to this Item 7.01. The information furnished with this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1

Fifth Amendment to Credit Agreement, dated as of October 14, 2016, among Multi Packaging Solutions Limited, MPS/CSK Holdings, Inc., Multi Packaging Solutions, Inc., each other Loan Party thereto, the several banks and other financial institutions or entities parties thereto as lenders, Barclays Bank PLC, as Administrative Agent and Collateral Agent, and the other agents and arrangers party thereto.

99.1	Press Release dated October 17, 2016.

Cautionary Statement Concerning Forward-Looking Statements

This Current Report contains certain forward-looking statements regarding MPS and its subsidiaries. These statements are based on management’s expectations as well as estimates and assumptions prepared by management that, although they believe to be reasonable, are inherently uncertain. These statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of MPS’ control that may cause its business, industry, strategy, financing activities or actual results to differ materially. MPS undertakes no obligation to update or revise any of the forward looking statements contained herein, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTI PACKAGING SOLUTIONS INTERNATIONAL LIMITED

Date: October 17, 2016	By:	/s/ William H. Hogan
William H. Hogan
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description
10.1

Fifth Amendment to Credit Agreement, dated as of October 14, 2016, among Multi Packaging Solutions Limited, MPS/CSK Holdings, Inc., Multi Packaging Solutions, Inc., each other Loan Party thereto, the several banks and other financial institutions or entities parties thereto as lenders, Barclays Bank PLC, as Administrative Agent and Collateral Agent, and the other agents and arrangers party thereto.

99.1	Press Release dated October 17, 2016.